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RP FINANCIAL, LC.
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Financial Services Industry Consultants



                                         June 27, 1997
Board of Directors
First Missouri Financial, M.H.C.
Equality Savings and Loan Association, F.A.
4131 South Grand Boulevard
St. Louis, Missouri  63118


Gentlemen:

     We hereby consent to the use of our firm's name in the Application for Conversion of First Missouri Financial, M.H.C., the mutual holding company for Equality Savings and Loan Association, F.A., St. Louis, Missouri and any amendments thereto, in the Form S-1 Registration Statement and any amendments thereto and in the Form H(e)1-s for Equality Bancorp, Inc. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report in such filings including the Prospectus of Equality Bancorp, Inc.

                                         Sincerely,

                                         RP FINANCIAL, LC.

                                         /s/ Gregory E. Dunn
                                         Gregory E. Dunn
                                         Senior Vice President